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                                                                   Exhibit 10.17

                              BOISE CASCADE, L.L.C.

                         2004 DEFERRED COMPENSATION PLAN

                          (Effective October 29, 2004)

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                              BOISE CASCADE, L.L.C.
                         2004 DEFERRED COMPENSATION PLAN

        1. PURPOSE OF THE PLAN. The purpose of the Boise Cascade, L.L.C. 2004 Deferred Compensation Plan (the "Plan") is to further the growth and development of Boise Cascade, L.L.C. (the "Company") by providing a select group of senior management and highly compensated employees of the Company and its subsidiaries the opportunity to defer a portion of their cash compensation and thereby encourage their productive efforts on behalf of the Company. The Plan is also intended to provide Participants with an opportunity to supplement their retirement income through deferral of current compensation. The Plan is an unfunded plan.

        2.      DEFINITIONS.

                2.1 BONUS. The payout amount earned by a Participant under an incentive plan of the Company, but only to the extent the award is payable in cash.

                2.2 CHANGE IN CONTROL. A Change in Control shall be deemed to have occurred if:

                        (a) Any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided, however, if such Person acquires securities directly from the Company, such securities shall not be included unless such Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

                        (b) The following individuals cease for any reason to constitute at least a majority of the number of directors then serving: individuals who, on the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least 2/3rds of the directors then still in office who either were directors on the date hereof or whose appointment, election, or nomination for election was previously so approved (the "Continuing Directors"); or

                        (c) The consummation of a merger or consolidation of the Company (or any direct or indirect subsidiary of the Company) with any other

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corporation other than (i) a merger or consolidation which would result in both
(a) Continuing Directors continuing to constitute at least a majority of the number of directors of the combined entity immediately following consummation of such merger or consolidation, and (b) the voting securities of the Company outstanding immediately prior to such merger or consolidation continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity or any parent thereof) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity or any parent thereof outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 25% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities; provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities which, when added to the securities acquired directly from the Company, exceed 25% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; and provided further that any acquisition of securities by any Person in connection with a transaction described in Section 2.2(c)(i) shall not be deemed to be a Change in Control of the Company; or

                        (d) The stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or the consummation of an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets, other than a sale or disposition by the Company of all or substantially all of the Company's assets to an entity, more than 50% of the combined voting power of the voting securities of which are owned by Persons in substantially the same proportions as their ownership of the Company immediately prior to such sale.

                        A transaction described in Section 2.2(c) which is not a Change in Control of the Company solely due to the operation of Subsection 2.2(c)(i)(a) will nevertheless constitute a Change in Control of the Company if the Board determines, prior to the consummation of the transaction, that there is not a reasonable assurance that, for at least two years following the consummation of the transaction, at least a majority of the members of the board of directors of the surviving entity or any parent will continue to consist of Continuing Directors and individuals whose election or nomination for election by the shareholders of the surviving entity or any parent would be approved by a vote of at least two-thirds of the Continuing Directors and individuals whose election or nomination for election has previously been so approved.

                        For purposes of this Section and Section 2.13, "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

                        For purposes of this Section and Section 2.13, "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in

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Sections 13(d) and 14(d) thereof, except that "Person" shall not include (i) the
Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its subsidiaries, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, or (v) an individual, entity or group that is permitted to and does report its beneficial ownership of securities of the Company on Schedule 13G under the Exchange Act (or any successor schedule), provided that if the individual, entity or group later becomes required to or does report its ownership of Company securities on Schedule 13D under the Exchange Act (or any successor schedule), then the individual, person or group shall be deemed to be a Person as of the first date on which the individual, person or group becomes required to or does report its ownership on Schedule
13D.

                2.3 COMMITTEE. The Compensation Committee of the Board of Managers of Boise Cascade Holdings, L.L.C. or, in the absence of such a committee, the Retirement Committee appointed by such board.

                2.4 COMPENSATION. A Participant's Salary and Bonus. Compensation (either Salary or Bonus) shall not include any amounts paid by the Company to a Participant that are not strictly in consideration for personal services, such as expense reimbursement, cost-of-living allowance, education allowance, premium on excess group life insurance, or any Company contribution to the Pension Plan or any savings or 401(k) plan sponsored by the Company; the fact that an amount constitutes taxable income to the Participant shall not be controlling for this purpose. Compensation shall not include any taxable income realized by, or payments made to, an employee as a result of the grant or exercise of an option to acquire stock of the Company or as a result of the disposition of such stock, and shall not include compensation resulting from the acquisition, exercise, or vesting of any stock appreciation right, stock bonus, restricted stock, phantom stock, performance stock, or similar stock-based award under any of the Company's incentive plans, except to the extent (i) the award is payable in cash, or (ii) the Committee determines that the award shall be included in Compensation for purposes of this Plan.

                2.5 COMPETITOR. Any business, foreign or domestic, which is engaged, at any time relevant to the provisions of this Plan, in the manufacture, sale, or distribution of products, or in the providing of services, in competition with products manufactured, sold, or distributed, or services provided, by the Company or any subsidiary, partnership, or joint venture of the Company. The determination of whether a business is a Competitor shall be made by the Company's General Counsel, in his or her sole discretion.

                2.6 DEFERRED ACCOUNT. The record maintained by the Company for each Participant of the cumulative amount of (a) Compensation deferred pursuant to this Plan, (b) the amount of any Company matching allocation, and
(c) imputed gains or losses on those amounts accrued as provided in Section 4.8.

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                2.7     DEFERRED COMPENSATION AGREEMENT. Collectively, the
written agreements between a Participant and the Company in substantially the form set forth in Appendix A, whereby a Participant irrevocably agrees to defer a portion of his or her Salary and/or Bonus (a Deferral Election Agreement) and the Company agrees to make benefit payments in accordance with the provisions of the Plan (a Distribution Election Agreement).

                2.8 DEFERRED COMPENSATION AND BENEFITS TRUST. An irrevocable trust (the "DCB Trust") which may be established by the Company with an independent trustee for the benefit of persons entitled to receive payments or benefits hereunder, the assets of which will be subject to claims of the Company's creditors in the event of bankruptcy or insolvency.

                2.9 DISABILITY. A Participant will be deemed to have incurred a Disability where the Participant (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan maintained by the Company.

                2.10 INVESTMENT ACCOUNT. Any of the accounts identified by the Company from time to time, described in Exhibit A, to which Participants may allocate all or any portion of their Deferred Accounts for purposes of determining the gains or losses to be assigned to the Deferred Accounts.

                2.11    KEY EMPLOYEE. A "key employee" as defined in
Section 416(i) of the Internal Revenue Code of 1986, as amended (the "Code").

                2.12 PARTICIPANT. A Key Executive (as defined in Section 4.1) who has entered into a written Deferred Compensation Agreement with the Company in accordance with the provisions of the Plan.

                2.13 POTENTIAL CHANGE IN CONTROL. A "Potential Change in Control" shall be deemed to have occurred if (a) the Company enters into an agreement, the consummation of which would result in the occurrence of a Change in Control of the Company; (b) the Company or any Person publicly announces an intention to take or to consider taking actions which if consummated would constitute a Change in Control of the Company; (c) any Person becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 9.5% or more of either the then outstanding shares of common stock of the Company or the combined voting power of the Company's then outstanding securities, provided that securities acquired directly from the Company shall not be included unless the Person acquires additional securities

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which, when added to the securities acquired directly from the Company, exceed
9.5% of the Company's then outstanding shares of common stock or the combined voting power of the Company's then outstanding securities; or (d) the Board adopts a resolution to the effect that a Potential Change in Control has occurred.

                2.14 RULE OF 70. The attainment by a Participant of a number of Years of Service and age which, when added together, equal or exceed 70.

                2.15 SALARY. A Participant's salary, commission, and other payments for personal services rendered by a Participant to the Company during a calendar year, determined prior to giving effect to any deferral election under this Plan.

                2.16 TERMINATION. The Participant's ceasing to be employed by the Company for any reason whatsoever, whether voluntarily or involuntarily, including by reason of early retirement, normal retirement, death or Disability, provided that transfer from the Company to a subsidiary or vice versa shall not be deemed a Termination for purposes of this Plan.

        3. ADMINISTRATION AND INTERPRETATION. The Company, acting through its senior human resources officer or his or her delegates, shall have final discretion, responsibility, and authority to administer and interpret the Plan. This includes the discretion and authority to determine all questions of fact, eligibility, or benefits relating to the Plan. The Company may also adopt any rules it deems necessary to administer the Plan. The Company's responsibilities for administration and interpretation of the Plan shall be exercised by Company employees who have been assigned those responsibilities by the Company's management. Any Company employee exercising responsibilities relating to the Plan in accordance with this section shall be deemed to have been delegated the discretionary authority vested in the Company with respect to those responsibilities, unless limited in writing by the Company. Any Participant may appeal any action or decision of these employees to the Company's senior human resources officer. Any interpretation or decision by the Company's senior human resources officer shall be final and binding on the Participants. Claims for benefits under the Plan and appeals of claim denials shall be in accordance with Sections 10 and 11.

        4.      PARTICIPANT DEFERRAL AND DISTRIBUTION ELECTIONS.

                4.1 ELIGIBILITY. The Company shall identify those employees of the Company or any of its subsidiaries who are eligible to participate in this Plan ("Key Executives"). Eligibility to participate in the Plan is entirely at the discretion of the Company and shall be limited to a select group of senior management or highly compensated employees. Eligibility to participate in this Plan for any calendar year shall not confer the right to participate during any subsequent year.

                4.2 EXECUTION OF AGREEMENT. A Key Executive who wishes to participate in the Plan must execute a Deferred Compensation Agreement either
(a) for

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newly eligible individuals, within 30 days after first becoming eligible to participate in the Plan to defer Salary and/or Bonus to be earned during the remainder of that calendar year and subsequent years, or (b) prior to January 1 of the first calendar year for which the Deferred Compensation Agreement will be effective, provided that in either case an election to defer Bonus must be made no later than six months prior to the end of the period with respect to which the Bonus is earned (other than elections with respect to the annual bonus for 2004, which must be made at the time of the initial election).

                4.3 DEFERRAL ELECTION. Within limits established by the Company, each Key Executive shall have the opportunity to elect the amount of his or her Compensation to be paid in calendar years subsequent to the date of election, which will be deferred in accordance with this Plan. The Compensation otherwise paid to a Participant during each calendar year beginning after the date of the deferral election shall be reduced by the amount elected to be deferred. Elections to defer Compensation are irrevocable except as otherwise provided in this Plan. The amount of Compensation to be deferred will be specified in the Deferred Compensation Agreement(s), must be at least 6% of the Participant's Compensation, and will be limited to specified maximum percentages (designated by the Company's senior human resources officer) of the Participant's Compensation.

                4.4     CHANGE OF DEFERRAL ELECTION.

                        (a) A Participant who wishes to change an election to defer Compensation may do so at any time by notifying the Company's compensation manager in writing during the annual enrollment period established by the Company prior to January 1 of the year for which the change in election is to be effective.

                        (b) A Participant who wishes to change an election to defer Compensation after January 1 of any calendar year for which the change in election is to be effective must submit a written request to the Company's compensation manager to revoke his or her deferral election. The request must state why the Participant believes he or she should be permitted to revoke the prior election. Requests will be reviewed as soon as administratively feasible and, if a change is permitted, the change will be effective for all remaining pay periods following the date of the determination.

                4.5 DISTRIBUTION ELECTION. At the time a Participant first elects to defer Compensation under Section 4.3, he or she shall elect a distribution option for the Compensation so deferred, including gains or losses thereon, as specified in the Deferred Compensation Agreement. The distribution election shall apply to all amounts attributable to the Participant's Deferred Account under this Plan. Elections regarding distribution of Deferred Accounts under this Plan are irrevocable except as otherwise provided in this Plan. Distributions to a Participant who is a Key Employee shall not commence within the first six months after Termination (other than in the event of death), notwithstanding any distribution election by such Participant.

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                4.6     CHANGE OF DISTRIBUTION ELECTION. Participants are
entitled to request, in writing, a one-time change in their distribution election at any time. The changed distribution election must be one of the distribution options in the original Deferred Compensation Agreement and must defer commencement of distribution for at least 5 years from the date distribution would have commenced under the original distribution election. The Company must receive the request at least 12 months prior to the commencement of distribution of the Participant's Deferred Account. The Company shall approve the request if it meets the requirements of this section. Approved requests shall not take effect until 12 months after the date the request was submitted. Requests received less than 12 months prior to the commencement of distribution shall not be permitted. Additional requests by a Participant to change his or her distribution election made after a prior request has been approved shall be denied. A changed distribution election that accelerates distribution of a Participant's account (with respect to either the length of distribution period or the commencement of distribution) will not be approved.

                4.7 COMPANY MATCHING CONTRIBUTION. A Participant may elect to have the Company allocate to the Participant's Deferred Account in this Plan an additional amount equal to the Company matching contribution that would otherwise be made to the Participant's account in a company-sponsored 401(k) plan (assuming a 6% Participant contribution to that plan). The Company matching contribution will be allocated to the Investment Account to which the Participant's deferrals of Compensation are allocated.

                4.8 DEFERRED ACCOUNT ALLOCATIONS AND ADJUSTMENTS. The Company shall maintain a record of each Participant's Deferred Account balance and allocations. Each Participant (a) must allocate his or her current deferrals of Compensation to one of the Investment Accounts, and (b) may, from time to time, choose to change the allocation of his or her current deferrals of Compensation to a different Investment Account.

                        4.8.1 Each Participant's Deferred Account shall be adjusted on a monthly basis to reflect the gains or losses attributable to the Investment Account(s) selected by the Participant. Interest earned will be credited to a Participant's account on the last day of each month. Computation of the gains or losses of the Investment Accounts shall be at the Company's sole discretion.

                        4.8.2 Participants who are active employees may change the allocation of future deferrals to or from any Investment Account on any business day, with any change effective as of the first pay period beginning after the date of the change.

                        4.8.3 Participants who are active employees, or who are terminated employees under Sections 5.2.2 or 5.2.3, may shift the allocation of all or any portion of their Deferred Account balance among any of the Investment Accounts,

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other than the Stable Value Account, on any business day, with any change effective as of the next business day.

                        4.8.4 Deferred Account balances allocated to the Stable Value Account may not be allocated to any other Investment Account.

        5.      DISTRIBUTIONS.

                5.1 DISTRIBUTIONS IN GENERAL. The Company shall distribute Participants' Deferred Accounts as elected by each Participant in the applicable Deferred Compensation Agreement, except as otherwise provided in this Section 5.

                5.2     PLAN BENEFITS UPON TERMINATION.

                        5.2.1 Upon Termination for reasons other than death or Disability prior to satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, the Participant's entire Deferred Account balance shall be automatically allocated to the Stable Value Account, notwithstanding any elections or allocation decisions previously made by the Participant. In addition, the imputed interest rate on the Participant's Deferred Account balance shall be adjusted, effective as of the date of Termination, to a rate equal to Moody's (as such term is defined in Exhibit A). That rate shall apply to all undistributed amounts of the Participant's Deferred Account prospectively from the date of Termination until such amounts are distributed from the Plan. From and after the date of Termination, the Participant shall have no rights under this Plan to alter the Investment Account to which his or her Deferred Account is allocated. Distributions under this Section 5.2.1 shall be made according to the election specified in the Participant's Deferred Compensation Agreement.

                        5.2.2 Upon Termination for reasons other than Disability, after satisfying the Rule of 70 or attaining age 55 with 10 or more Years of Service, a Participant shall be paid his or her Deferred Account according to the election specified in his or her Deferred Compensation Agreement. Unpaid balances under the installment election shall continue to be credited with imputed gains or losses based on the applicable Investment Account. Deferred Account balances for such Participants that are allocated to the Stable Value Account shall continue to be credited with imputed interest at Moody's times 130% prospectively from the date of Termination until such amounts are distributed from the Plan (except as otherwise provided under Section 5.6).

                        5.2.3 If a Participant terminates employment prior to attaining age 65 due to a Disability, such Participant shall be paid his or her Deferred Account according to the election specified in his or her Deferred Compensation Agreement. Deferred Account balances for such Participants that are allocated to the Stable Value Account shall continue to be credited with imputed interest at Moody's times 130% prospectively from the date of Termination until such amounts are distributed from the Plan (except as otherwise provided under Section 5.6).

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                5.3     HARDSHIP DISTRIBUTION. If serious and unanticipated
financial hardship occurs, a Participant may request a lump-sum distribution of an amount sufficient to satisfy the hardship plus amounts necessary to pay taxes reasonably anticipated as a result of the distribution, after taking into account the extent to which such hardship is or may be relieved through reimbursement or compensation by insurance or otherwise or by liquidation of the Participant's assets (to the extent the liquidation of such assets would not itself cause severe financial hardship). The Participant shall document, to the Company's satisfaction, that distribution of his or her account is necessary to satisfy a severe financial hardship to the Participant resulting from an illness or accident of the Participant, the Participant's spouse, or a dependent (as defined in section 152(a) of the Code) of the Participant, loss of the Participant's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant. A hardship distribution must be on account of an unanticipated, immediate, and serious financial need, and the Participant must not have access to other funds, including proceeds of any loans (including loans under tax-qualified plans), sufficient to satisfy the need. Upon receipt of a request under this Section, the Company may, in its sole discretion, terminate the Participant's involvement in the Plan and distribute a portion of the Participant's account balance in a lump sum, to the extent necessary to satisfy the financial need. The Participant shall sign all documentation requested by the Company relating to the distribution. Any Participant whose participation in the Plan terminates under this Section shall not be eligible to participate in any nonqualified deferred compensation plan maintained by the Company for a period of 12 months following the date of the distribution.

                5.4 SMALL ACCOUNT DISTRIBUTIONS. On the date of Termination, if a Participant's Deferred Account balance is less than $10,000, the Company shall promptly distribute the entire Deferred Account balance in a lump sum to the Participant, regardless of Participant's distribution election, and the Participant shall have no further rights or benefits under this Plan.

                5.5 DISTRIBUTIONS FOLLOWING PARTICIPANT DEATH; DESIGNATION OF BENEFICIARY. The Company shall make all payments to the Participant, if living. A Participant shall designate a beneficiary by filing a written notice of designation with the Company in such form as the Company may prescribe. If a Participant dies either before benefit payments have commenced under this Plan or after his or her benefits have commenced but before his or her entire Deferred Account has been distributed, his or her designated beneficiary shall receive any benefit payments in accordance with the Deferred Compensation Agreement. If no designation is in effect when any benefits payable under this Plan become due, the beneficiary shall be the spouse of the Participant, or if no spouse is then living, the Participant's estate.

                5.6 DISTRIBUTIONS AFTER A CHANGE IN CONTROL. The provisions of this Section 5.6 shall apply upon a Change in Control.

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                        5.6.1   Notwithstanding anything to the contrary, after
the third anniversary of a Change in Control, the imputed interest credited to Participants' account balances under this Plan shall not be based on a annualized rate in excess of 100% of Moody's.

                        5.6.2 Payment of a Participant's Deferred Account balance shall be made according to the Participant's distribution election, except that to the extent that the balance is not fully paid out within ten years after the date of the Change in Control, the entire remaining balance, less any amounts required by law to be withheld, shall be paid to the Participant in a lump sum as soon as practical after the tenth anniversary of the date of the Change in Control.

                        5.6.3   Any Participant whose employment is
involuntarily terminated for any reason other than disciplinary reasons within three months prior to the date of the Change in Control shall be deemed, solely for purposes of this Section 5.6, to be employed by the Company until the occurrence of the Change in Control and to have been terminated immediately thereafter.

        6.      MISCELLANEOUS.

                6.1 ASSIGNABILITY. A Participant's rights and interests under the Plan may not be assigned or transferred except, in the event of the Participant's death, as described in Section 5.5.

                6.2 TAXES. The Company shall deduct from all payments made under this Plan all applicable federal or state taxes required by law to be withheld.

                6.3 FORM OF COMMUNICATION. Any election, application, claim, notice, or other communication required or permitted to be made by a Participant to the Company shall be made in writing and in such form as the Company may prescribe. Such communication shall be effective upon receipt by the Company's compensation manager at 1111 West Jefferson Street, PO Box 50, Boise, Idaho 83728.

                6.4 SERVICE PROVIDERS. The Company may, in its sole discretion, retain one or more independent entities to provide services to the Company in connection with the operation and administration of the Plan. Except as specifically delegated or assigned to any such entity in writing, the Company shall retain all discretionary authority under this Plan. No Participant or other person shall be a third party beneficiary with respect to, or have any rights or recourse under, any contractual arrangement between the Company and any such service provider.

        7. AMENDMENT AND TERMINATION. The Committee may, at its sole discretion, amend or terminate the Plan at any time, provided that the amendment or termination shall not adversely affect the vested or accrued rights or benefits of any Participant without the Participant's prior consent.

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        8.      UNSECURED GENERAL CREDITOR. Except as provided in Section 9,
Participants and their beneficiaries, heirs, successors, and assigns shall have no legal or equitable rights, interest, or claims in any property or assets of the Company. The assets of the Company shall not be held under any trust for the benefit of Participants, their beneficiaries, heirs, successors, or assigns, or held in any way as collateral security for the fulfilling of the obligations of the Company under this Plan. Any and all Company assets shall be, and remain, the general, unpledged, unrestricted assets of the Company. The Company's obligation under the Plan shall be an unfunded and unsecured promise of the Company to pay money in the future.

        9. DEFERRED COMPENSATION AND BENEFITS TRUST. Upon the occurrence of a Change in Control of the Company or at any time thereafter, the Company, in its sole discretion, may transfer to the DCB Trust cash, marketable securities, or other property acceptable to the trustee to pay the Company's obligations under this Plan in whole or in part (the "Funding Amount"). Any cash, marketable securities, and other property so transferred shall be held, managed, and disbursed by the trustee subject to and in accordance with the terms of the DCB Trust. In addition, from time to time, the Company may make additional transfers of cash, marketable securities, or other property acceptable to the trustee as desired by the Company in its sole discretion to maintain or increase the Funding Amount with respect to this Plan. The assets of the DCB Trust, if any, shall be used to pay benefits under this Plan, except to the extent the Company pays such benefits. The Company and any successor shall continue to be liable for the ultimate payment of those benefits.

        10.     CLAIMS PROCEDURE.

                10.1 IN GENERAL. Claims for benefits under the Plan, other than claims for Disability benefits under Section 5.2.3, shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 90 days after the application is filed. This 90-day period may be extended an additional 90 days for special circumstances by the compensation manager, in his or her sole discretion, by providing written notice of the extension to the claimant prior to the expiration of the original 90-day period. If the claim is denied, the manager shall notify the claimant in writing. This written notice shall:

                -       state the specific reasons for the denial,

                - refer to the provisions of the Plan on which the determination is based,

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                -       describe any additional material or information
                        necessary for the claimant to perfect the claim and explain why the information is necessary,

                - explain how the claimant may submit the claim for review and state applicable time limits, and

                -       state the claimant's right to bring an action under
                        section 502(a) of ERISA following an adverse determination on review.

                10.2    DISABILITY CLAIMS. Claims for Disability benefits under
Section 5.2.3 of the Plan shall be filed in writing, within 90 days after the event giving rise to a claim, with the Company's compensation manager, who shall have absolute discretion to interpret and apply the Plan, evaluate the facts and circumstances, and make a determination with respect to the claim in the name and on behalf of the Company. The claim shall include a statement of all facts the Participant believes relevant to the claim and copies of all documents, materials, or other evidence that the Participant believes relevant to the claim. Written notice of the disposition of a claim shall be furnished to the Participant within 45 days after the application is filed. This 45-day period may be extended for up to two additional 30-day periods by the compensation manager, in his or her sole discretion, in each case for reasons beyond the Plan's control and by providing written notice of the extension to the claimant prior to the expiration of the current period. If additional information is needed from the Participant in order to make a decision on the claim, the manager will notify the Participant of the information needed and the Participant will have 45 days to provide the requested information. If the claim is denied, the manager shall notify the claimant in writing. This written notice shall:

                -       state the specific reasons for the denial,

                - refer to the provisions of the Plan on which the determination is based,

                - describe any additional material or information necessary for the claimant to perfect the claim and explain why the information is necessary,

                - explain how the claimant may submit the claim for review and state applicable time limits,

                - if an internal rule or guideline was relied upon, state that an internal rule or guideline was relied upon and that a copy of the rule or guideline will be provided at no charge upon request,

                - if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or

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                        clinical judgment, applying the terms of the plan to the
                        claimant's circumstances, will be provided at no charge upon request, and

                -       state the claimant's right to bring an action under
                        section 502(a) of ERISA following an adverse determination on review.

        11.     CLAIMS REVIEW PROCEDURE.

                11.1 IN GENERAL. Any Participant, former Participant, or Beneficiary of either, who has been denied a benefit claim, other than a claim for Disability benefits under Section 5.2.3 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed no later than 60 days after receipt of the written notification provided for in Section 10.1, and shall be filed with the Company's compensation manager. The manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 60 days after receipt of the claimant's request for review. This 60-day period may be extended an additional 60 days if, in the senior human resources officer's sole discretion, special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 60-day period. The written decision shall be final and binding on all parties and shall:

                -       state the facts and specific reasons for the decision,

                - refer to the Plan provisions upon which the decision is based,

                - state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim, and

                -       state the claimant's right to bring an action under
                        section 502(a) of ERISA.

                11.2 DISABILITY CLAIMS. Any Participant, former Participant, or Beneficiary of either, who has been denied a claim for Disability benefits under Section 5.2.3 of the Plan, shall be entitled, upon written request, to access to or copies of all documents and records relevant to his or claim, and to a review of his or her denied claim. A request for review, together with a written statement of the claimant's position and any other comments, documents, records or information that the claimant believes relevant to his or her claim, shall be filed with the Company's compensation manager no later than 180 days after receipt of the written notification provided for in Section 10.2. The manager shall promptly inform the Company's senior human resources officer, who shall be the named fiduciary of the Plan for purposes of claim review. The senior human resources officer shall make his or her decision, in writing, within 45 days after receiving the claimant's request for review. This 45-day period may be extended an additional 45 days if special circumstances warrant the extension and if the senior human resources officer provides written notice of the extension to the claimant prior to the expiration of the original 45-day period. The written decision shall be final and binding on all parties and shall:

                -       state the facts and specific reasons for the decision,

                - refer to the Plan provisions upon which the decision is based,

                - state that the Participant is entitled to receive at no charge and upon request reasonable access to and copies of all documents, records, and other information relevant to the claim,

                - indicate whether any rule, guideline, protocol or criterion was relied on in the decision and, if so, that a copy of such rule, guideline, protocol or criterion will be provided at no charge upon request,

                - if the denial is based on a medical necessity or experimental treatment exclusion, state that an explanation of the scientific or clinical judgment, applying the terms of the plan to the claimant's circumstances, will be provided at no charge upon request, and

                -       state the claimant's right to bring an action under
                        section 502(a) of ERISA.

        12. LAWSUITS, JURISDICTION, AND VENUE. No lawsuit claiming entitlement to benefits under this Plan may be filed prior to exhausting the claims and claims review procedures described in Sections 10 and 11. Any such lawsuit must be initiated no later than the earlier of (a) one year after the event(s) giving rise to the claim occurred, or (b) 60 days after a final written decision was provided to the claimant under Section 11. Any legal action involving benefits claimed or legal obligations relating to or arising under this Plan may be filed only in Federal District Court in the city of Boise, Idaho. Federal law shall be applied in the interpretation and application of this Plan and the resolution of any legal action. To the extent not preempted by federal law, the laws of the state of Delaware shall apply.

        13. EFFECTIVE DATE OF PLAN. This Plan shall become effective as of October 29, 2004.

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

                                    EXHIBIT A

                               INVESTMENT ACCOUNTS

STABLE VALUE ACCOUNT. Deferred Accounts allocated to this account shall be credited, while the Participant is actively employed with the Company, with imputed interest equal to an annualized rate of interest equal to 130% of Moody's Composite Average of Yields on Corporate Bonds ("Moody's") as determined each month from Moody's Bond Record (as published by Moody's Investor's Service, Inc.) or any successor thereto, or, if such monthly report is no longer published, a substantially similar rate determined by the Company, in its sole discretion. Moody's, for purposes of this Plan, shall be based for any given month on such published rate for the immediately preceding calendar month. Upon Termination, Deferred Accounts allocated to this account shall be credited with either Moody's times 130% or with Moody's, as provided in Section 5.2 of the Plan.

                                   APPENDIX A
                              BOISE CASCADE, L.L.C.
                       FORM OF DEFERRAL ELECTION AGREEMENT

        THIS AGREEMENT, dated _____________________, is between BOISE CASCADE, L.L.C. (the "Company") and ______________________ ("you" or the "Executive").
The Company designates you as a Participant in the Company's 2004 Deferred Compensation Plan (the "Plan"), which is incorporated into this Agreement.

THE ELECTIONS YOU MAKE BELOW WILL APPLY TO YOUR SALARY AND BONUS PAID DURING 20__ AND IN SUCCESSIVE YEARS UNLESS YOU ELECT TO CHANGE THIS DEFERRAL ELECTION AS PROVIDED IN THE PLAN. You will have the opportunity each year to make a different deferral election for the following year.

SALARY DEFERRAL ELECTION

/ / I do NOT elect to defer any of my Compensation.

/ / I elect to defer ____% (minimum 6%, maximum ___%) of my cash Compensation.

BONUS DEFERRAL ELECTION

/ / I do NOT elect to defer any additional portion of my Bonus.

/ / I elect to defer an additional ____ % (minimum 6%, maximum 100%) of my
Bonus.

COMPANY MATCHING CONTRIBUTIONS

/ / I do NOT elect to have matching contributions made to this Plan in lieu of any company matching contributions made to my account in the 401(k) plan.

/ / I elect to have matching contributions made to this Plan in lieu of any company matching contributions made to my account in the 401(k) plan.

        The Company believes, but does not guarantee, that a deferral election made in accordance with the terms of the Plan is effective to defer the receipt of taxable income. You are advised to consult with your attorney or accountant familiar with the federal and state tax laws regarding the tax implications of this Deferred Compensation Agreement and the Plan.

        IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.

BOISE CASCADE, L.L.C.                         EXECUTIVE


By                                            By
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                                       16
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                              BOISE CASCADE, L.L.C.
                     FORM OF DISTRIBUTION ELECTION AGREEMENT

        THIS DISTRIBUTION ELECTION AGREEMENT, dated ___________, is between BOISE CASCADE, L.L.C. (the "Company") and ______________________ ("you" or the "Executive").

I elect the following FORM OF DISTRIBUTION of my Deferred Account balance:

        / / Lump-sum payment.

        / / Monthly installment payments over a period of ________ years (not to exceed 15 years). Payments will be approximately equal in amount.

        / / Other. Describe in detail in an attachment.

I elect the following DISTRIBUTION BEGINNING DATE:

        / / January 1 of the year following Termination of Employment.

        / / The later of age 55 or Termination of Employment.

        / / The later of age 65 or Termination of Employment.

        / / The later of __________ (date) (cannot be later than age 65) or Termination of Employment.

If I die BEFORE distributions from the Plan begin, the Company will pay my designated beneficiary the Deferred Account balance as:

        / / Lump-sum payment.

        / / Monthly installment payments over a period of _______years (not to exceed 15 years). Payments will be approximately equal in amount.

        / / Other. Describe in detail below or in an attachment.

If I die AFTER installment payments have begun, the Company will pay my designated beneficiary:

        / / Lump sum of the remaining Deferred Account balance.

        / / The remaining installment payments.

        IN WITNESS WHEREOF, the parties have entered into this Agreement on the day first written above.

BOISE CASCADE, L.L.C.                         EXECUTIVE


By                                            By
  ------------------------------                --------------------------------

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